Exhibit 99.1

Section 2: EX – 99.1 (PRESS RELEASE)
Filed by Orrstown Financial Services, Inc. Commission
File No.: 001-34292

FOR IMMEDIATE RELEASE:

Contact:
Bradley S. Everly
SVP, Chief Financial Officer
Phone 717.530.2604
77 East King Street | Shippensburg PA

Orrstown Financial Services, Inc. Announces Record Quarterly Earnings, Dividend

Increase, Build of Loan Loss Reserve and Reduction in Nonperforming Assets

SHIPPENSBURG, PA (July 22, 2010)

•	Second quarter 2010 earnings up 13% vs. second quarter 2009

•	Second quarter 2010 cash dividend up 2.3% vs. second quarter 2009

•	Loan Loss Reserve up 97% since June 30, 2009

•	Nonperforming assets down 34% since March 31, 2010

Orrstown Financial Services, Inc. (NASDAQ: ORRF) announced today that net income increased 13.0% to $3,904,000 for the quarter ended June 30, 2010 from $3,454,000 for the second quarter of 2009. Diluted earnings per share amounted to $.47 for the quarter ended June 30, 2010 as compared to $.51 for the corresponding prior year period. The Company also announced that its Board of Directors declared an increase in the third quarter cash dividend to $.225 per share for shareholders of record on August 6, 2010. The dividend will be paid on August 18, 2010.

Commenting on the second quarter results, Thomas R. Quinn, Jr., President and CEO, stated: “The momentum created with record earnings in 2009 and a strong first quarter 2010 have continued through the midpoint of the year. Indicators of the financial strength of our Company this quarter include: increasing our dividend; improving earnings 13% vs. the same quarter last year; and significantly reducing nonperforming assets since the first quarter of 2010. In addition to the financial achievements realized this quarter, we were also named the 39th best performing community bank in the nation by US Banker magazine. This is an improvement from our ranking of 52nd the previous year and marks the 5th consecutive year that we have been part of this elite group. Orrstown Bank has also been recognized locally as one of the 50 Fastest Growing Companies by the Central Penn Business Journal. We are honored to be part of this prestigious group and look forward to the announcement of our ranking in September. Our financial performance, local and national recognition are a testament to the hard work and support of our Board of Directors, Executive Management Team, and nearly 300 dedicated team members. Our solid core earnings position us well for the second half of 2010.”

Results of Quarterly Operations

Net interest income for the quarter ended June 30, 2010 increased to $11,300,000 as compared to $8,812,000 in the same prior year period, reflecting a higher net interest margin driven by a lowered cost of funds and higher levels of interest-earning assets. The net interest margin increased to 3.77% for the three months ended June 30, 2010, a gain of 20 basis points vs. the same quarter in 2009. The Company continues to lower its cost of funds as evidenced by a decrease of 67 basis points to 1.05% for the three months ended June 30, 2010, as compared to 1.72% in the same prior year period. Average interest-earning assets increased by $222 million for the three months ended June 30, 2010, as compared to the same prior year period. The provision for loan losses grew to $5 million for the quarter ended June 30, 2010, as compared to $300,000 for the corresponding prior year period. In light of current economic conditions, management felt it prudent to increase the level of the loan loss reserve above the March 31, 2010, position.

Other income increased to $7.7 million for the three months ended June 30, 2010, as compared to $4.4 million in the same prior year period. This includes an increase in securities gains from $293,000 during second quarter 2009, to $1,781,000 during second quarter 2010. Noninterest income generation increased across most business lines, including Orrstown Financial Advisors, mortgage origination and deposit based fees. Operating expenses amounted to $8.7 million for the three months ended June 30, 2010, as compared to $8.3 million for the corresponding prior year period.

Results of Year to Date Operations

Net interest income for the six months ended June 30, 2010, increased to $21,797,000 as compared to $16,834,000 in the same prior year period, reflecting a higher net interest margin and higher levels of interest-earnings assets. The net interest margin increased to 3.77% for the six months ended June 30, 2010, a gain of 29 basis points vs. the same period in 2009. The yield on interest-earning assets decreased slightly to 4.89%, as compared to 5.28% in the prior year period. Year to date, the cost of funds decreased to 1.12% for the six months ended June 30, 2010, as compared to 1.80% in the same prior year period. Average interest-earning assets increased by $193 million for the six months ended June 30, 2010, as compared to the same prior year period. The provision for loan losses increased to $6,420,000 for the six months ended June 30, 2010, as compared to $515,000 for the corresponding prior year period.

Other income increased to $12.2 million for the six months ended June 30, 2010, as compared to $8.3 million in the same prior year period. This includes an increase in securities gains from $458,000 at June 30, 2009, to $2,179,000 at June 30, 2010. Operating expenses amounted to $17.5 million for the six months ended June 30, 2010, as compared to $16.0 million for the corresponding prior year period.

Financial Condition

Assets grew $246 million to $1.359 billion at June 30, 2010, up from $1.113 billion at June 30, 2009. Investment securities have increased $131.7 million, or 67.1%, since December 31, 2009. Deposits increased to $1.090 billion at June 30, 2010, from $915 million at December 31, 2009. Stockholders’ equity increased to $157.9 million at June 30, 2010, as compared to $110.9 million at December 31, 2009, boosted by the completion of a common stock offering, in March 2010, that netted approximately $37.5 million in additional capital.

Asset Quality

The Company’s non-accrual loans totaled $14.5 million at June 30, 2010, down $8.5 million, or 37%, from the $23.0 million at March 31, 2010. Improvement was made via reduction in the level of non-accrual loans, loans past due 90 or more days and still accruing, and total delinquency. Two large credits that were in nonaccrual status at March 31, 2010, were worked off the books by June 30, 2010. They accounted for $1.968 million, or 79%, of the quarter’s charge offs. In addition, these two credits represented $7.6 million of the dollars moved from nonaccrual status since March 31, 2010.

Summary of Financial Highlights:

For Quarter Ended:	June 30, 2010	June 30, 2009	% Change
Net Income	$3,904,000	$3,454,000	13.0%
Primary Earnings Per Share	$0.49	$0.54	-9.3%
Diluted Earnings Per Share	$0.47	$0.51	-7.8%
Dividends Per Share	$0.22	$0.22	0.0%
Return on Average Assets	1.18%	1.26%
Return on Average Equity	10.20%	13.14%
Return on Average Tangible Assets (1)	1.22%	1.30%
Return on Average Tangible Equity (1)	12.02%	16.61%
Net Interest Income	$11,300,000	$8,812,000	28.2%
Net Interest Margin	3.77%	3.57%

For Six Months Ended:	June 30, 2010	June 30, 2009	% Change
Net Income	$7,310,000	$6,479,000	12.8%
Primary Earnings Per Share	$1.01	$1.01	0.0%
Diluted Earnings Per Share	$0.97	$0.96	1.0%
Dividends Per Share	$0.44	$0.44	0.0%
Return on Average Assets	1.15%	1.20%
Return on Average Equity	11.04%	12.50%
Return on Average Tangible Assets (1)	1.18%	1.24%
Return on Average Tangible Equity (1)	13.23%	15.86%
Net Interest Income	$21,797,000	$16,834,000	29.5%
Net Interest Margin	3.77%	3.48%

Balance Sheet Highlights:	June 30, 2010	June 30, 2009	% Change
Assets	$1,358,756,000	$1,112,989,000	22.1%
Loans, Gross	$898,128,000	$845,473,000	6.2%
Reserve for Loan Losses	$14,582,000	$7,413,000	96.7%
Deposits	$1,089,550,000	$809,122,000	34.7%
Equity	$157,903,000	$106,425,000	48.4%
Tangible Equity (1)	$137,095,000	$85,361,000	60.6%

(1)	Supplemental Reporting of Non-GAAP-based Financial Measures

Return on average tangible assets and return on average tangible equity are non-GAAP-based financial measures calculated using non-GAAP-based amounts. The most directly comparable GAAP-based measures are return on average assets and return on average equity, which are calculated using GAAP-based amounts. The Company calculates the return on average tangible assets and equity by excluding the balance of intangible assets and their related amortization expense from the calculation of return on average assets and equity. Management uses the return on average tangible assets and equity to assess the Company’s core operating results and believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excluded goodwill and other intangible assets from the calculation of risk-based capital ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. A reconciliation of return on average assets and equity to the return on average tangible assets and equity, respectively, is set forth below.

For Quarter Ended:	June 30, 2010	June 30, 2009
Return on Average Assets (GAAP basis)	1.18%	1.26%

Effect of excluding average intangible assets and related amortization	0.04%	0.04%

Return on Average Tangible Assets	1.22%	1.30%

Return on Average Equity (GAAP basis)	10.20%	13.14%

Effect of excluding average intangible assets and related amortization	1.82%	3.47%

Return on Average Tangible Equity	12.02%	16.61%

Tangible equity is a non-GAAP financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP based measure is Shareholders’ Equity. In order to calculate tangible equity, Company management subtracts intangible assets from Shareholders’ Equity. A reconciliation of tangible equity to Shareholders’ Equity is set forth below.

At End of Quarter:	June 30, 2010	June 30, 2009
Shareholders’ Equity	157,903,000	106,425,000
Intangible Assets	20,808,000	21,064,000

Tangible Equity	137,095,000	85,361,000

ORRSTOWN FINANCIAL SERVICES, INC. AND ITS WHOLLY-OWNED

SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)	(Unaudited) June 30, 2010	(Audited) * December 31, 2009	(Unaudited) June 30, 2009
ASSETS
Cash and due from banks	$17,838	$13,940	$13,125
Federal funds sold	20,705	8,000	5,270

Cash and cash equivalents	38,543	21,940	18,395

Short-term investments	6,247	6,388	0
Interest bearing deposits with banks	0	601	677
Member stock, at cost which approximates market value	8,056	8,056	7,886
Securities available for sale	327,907	196,253	164,864

Loans	898,128	881,074	845,473
Allowance for loan losses	(14,582)	(11,067)	(7,413)

Net Loans	883,546	870,007	838,060

Premises and equipment, net	28,566	29,601	30,150
Goodwill and intangible assets	20,808	20,938	21,064
Cash surrender value of life insurance	22,312	21,204	16,915
Accrued interest receivable	4,762	4,605	3,768
Other assets	18,009	16,839	11,210

Total assets	$1,358,756	$1,196,432	$1,112,989

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$102,725	$90,676	$93,935
Interest bearing	986,825	824,494	715,187

Total deposits	1,089,550	915,170	809,122

Short-term borrowings	45,367	97,914	84,399
Long-term debt	57,132	64,858	105,067
Accrued interest payable	899	1,040	1,322
Other liabilities	7,905	6,564	6,654

Total liabilities	1,200,853	1,085,546	1,006,564

Common stock, no par value -$ .05205 stated value per share; 50,000,000 shares authorized; 7,972,398, 6,469,508 and 6,455,123 shares issued	415	337	337
Additional paid-in capital	120,814	82,895	82,777
Retained earnings	32,999	28,857	24,788
Accumulated other comprehensive income	3,728	(501)	453
Treasury stock, 1,836, 26,313 and 66,415 shares, at cost	(53)	(702)	(1,930)

Total shareholders’ equity	157,903	110,886	106,425

Total liabilities and shareholders’ equity	$1,358,756	$1,196,432	$1,112,989

ORRSTOWN FINANCIAL SERVICES, INC. AND ITS WHOLLY-OWNED SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended
(Dollars in Thousands)	June 2010	June 2009

INTEREST INCOME
Interest and fees on loans	$12,205	$11,787
Interest and dividends on investment securities	2,298	1,342
Interest on short-term investments	33	13

Total interest income	14,536	13,142

INTEREST EXPENSE
Interest on deposits	2,747	3,265
Interest on short-term borrowings	81	96
Interest on long-term debt	408	969

Total interest expense	3,236	4,330

Net interest income	11,300	8,812
Provision for loan losses	5,000	300

Net interest income after provision for loan losses	6,300	8,512

OTHER INCOME
Service charges on deposits	1,881	1,750
Other service charges	1,451	1,130
Trust department income	834	637
Brokerage income	440	350
Other income	1,301	190
Securities gains	1,781	293

Total other income	7,688	4,350

OTHER EXPENSES
Salaries and employee benefits	4,716	4,268
Occupancy and equipment	1,186	1,176
Data processing	309	283
Advertising	100	113
Other operating expense	2,413	2,504

Total other expense	8,724	8,344

Income before income taxes	5,264	4,518
Income tax expense	1,360	1,064

Net income	$3,904	$3,454

PER SHARE DATA
Basic earnings per share	$0.49	$0.54
Diluted earnings per share	$0.47	$0.51
Dividends per share	$0.22	$0.22

ORRSTOWN FINANCIAL SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Six Months Ended
(Dollars in Thousands)	June 2010	June 2009

INTEREST INCOME
Interest and fees on loans	$24,044	$23,202
Interest and dividends on investment securities	4,212	2,484
Interest on short term investments	63	33

Total interest income	28,319	25,719

INTEREST EXPENSE
Interest on deposits	5,427	6,656
Interest on short-term borrowings	245	181
Interest on long-term debt	850	2,048

Total interest expense	6,522	8,885

Net interest income	21,797	16,834
Provision for loan losses	6,420	515

Net interest income after provision for loan losses	15,377	16,319

OTHER INCOME
Service charges on deposits	3,577	3,261
Other service charges	2,330	2,177
Trust department income	1,530	1,286
Brokerage income	838	635
Other income	1,707	502
Securities gains / (losses)	2,179	458

Total other income	12,161	8,319

OTHER EXPENSES
Salaries and employee benefits	9,548	8,539
Occupancy and equipment	2,389	2,390
Data processing	603	530
Advertising	191	226
Non-recurring expense	0	36
Other operating expense	4,779	4,300

Total other expense	17,510	16,021

Income before income taxes	10,028	8,617
Income tax expense	2,718	2,138

Net income	$7,310	$6,479

PER SHARE DATA
Basic earnings per share	$1.01	$1.01
Diluted earnings per share	$0.97	$0.96
Dividends per share	$0.44	$0.44

ORRSTOWN FINANCIAL SERVICES INC. AND SUBSIDIARIES

ANALYSIS OF NET INTEREST INCOME

	Three Months Ended
	June 2010			June 2009
(Dollars in thousands)	Average Balance	Tax Equivalent Interest	Tax Equivalent Rate	Average Balance	Tax Equivalent Interest	Tax Equivalent Rate
Interest Earning Assets:
Federal funds sold & interest bearing bank balances	$32,301	$33	0.41%	$19,111	$13	0.27%
Investment securities	298,949	2,518	3.41%	155,757	1,494	3.84%
Total loans	901,812	12,383	5.45%	836,667	11,946	5.65%

Average interest-earning assets	1,233,062	14,934	4.82%	1,011,535	13,453	5.29%

Interest Bearing Liabilities:
Interest bearing demand deposits	$402,872	$732	0.73%	$299,518	$829	1.11%
Savings deposits	63,679	45	0.28%	61,378	48	0.31%
Time deposits	483,824	1,970	1.63%	350,509	2,388	2.73%
Short term borrowings	67,571	81	0.48%	79,116	96	0.49%
Long term borrowings	50,620	408	3.19%	106,996	969	3.58%

Average interest bearing liabilities	1,068,566	3,236	1.22%	897,517	4,330	1.93%

Overall cost of funds			1.05%			1.72%

Net interest income / net interest spread		$11,698	3.60%		$9,123	3.36%

Net interest margin			3.77%			3.57%

ORRSTOWN FINANCIAL SERVICES INC. AND SUBSIDIARIES

ANALYSIS OF NET INTEREST INCOME

	Six Months Ended
	June 2010			June 2009
(Dollars in thousands)	Average Balance	Tax Equivalent Interest	Tax Equivalent Rate	Average Balance	Tax Equivalent Interest	Tax Equivalent Rate
Interest Earning Assets:
Federal funds sold & interest bearing bank balances	$28,031	$63	0.45%	$26,498	$33	0.25%
Investment securities	264,117	4,630	3.51%	139,483	2,788	4.01%
Total loans	895,971	24,409	5.43%	828,833	23,513	5.66%

Average interest-earning assets	1,188,119	29,102	4.89%	994,814	26,334	5.28%

Interest Bearing Liabilities:
Interest bearing demand deposits	$376,749	$1,411	0.76%	$291,289	$1,662	1.15%
Savings deposits	62,078	90	0.29%	60,947	112	0.37%
Time deposits	462,590	3,926	1.68%	350,567	4,882	2.81%
Short term borrowings	94,554	245	0.52%	70,342	181	0.51%
Long term borrowings	51,950	850	3.28%	112,399	2,048	3.62%

Average interest bearing liabilities	1,047,921	6,522	1.25%	885,544	8,885	2.02%

Overall cost of funds			1.12%			1.80%

Net interest income / net interest spread		$22,580	3.64%		$17,449	3.26%

Net interest margin			3.77%			3.48%

Nonperforming Assets / Risk Elements

(Dollars in Thousands)	June 30, 2010	March 31, 2010	December 31, 2009
Loans on non-accrual (cash) basis	$14,496	$23,020	$4,267
Loans whose terms have been renegotiated	0	0	0

Total nonperforming loans	14,496	23,020	4,267
OREO	1,264	873	1,065

Total nonperforming assets	15,760	23,893	5,332

Loans past due 90 or more days and still accruing	7,255	8,929	6,155

Total nonperforming and other risk assets	$23,015	$32,822	$11,487

Ratio of total nonperforming loans to loans	1.61%	2.56%	0.48%
Ratio of total nonperforming assets to assets	1.16%	1.82%	0.45%
Ratio of total risk assets to total loans and OREO	2.56%	3.65%	1.30%
Ratio of total risk assets to total assets	1.69%	2.49%	0.96%

Provision and Allowance for Loan Losses

	Three Months Ended		Six Months Ended
(Dollars in Thousands)	June 2010	June 2009	June 2010	June 2009

Balance at beginning of period	$12,020	$7,174	$11,067	$7,140
Provision for loan losses	5,000	300	6,420	515
Recoveries	67	8	85	12
Loan charge-offs	(2,505)	(69)	(2,990)	(254)

Balance at end of period	$14,582	$7,413	$14,582	$7,413

With over $1.3 billion in assets, Orrstown Financial Services, Inc. and its subsidiary, Orrstown Bank, provide a full range of consumer and business financial services through twenty one banking offices and two remote service facilities located in Cumberland, Franklin and Perry Counties, Pennsylvania and Washington County, Maryland. Orrstown Financial Services, Inc.’s stock is quoted on the NASDAQ Capital Market under the symbol ORRF.

Safe Harbor Statement: This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the Corporation’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Orrstown Financial Services, Inc.’s filings with the Securities and Exchange Commission. The statements are valid only as of the date hereof and Orrstown Financial Services, Inc. disclaims any obligation to update this information.

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